UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TCW ETF TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIORITY NOTICE – PLEASE READ AND RESPOND

IMPORTANT NOTICE

TCW ARTIFICIAL INTELLIGENCE EQUITY FUND

TCW NEW AMERICA PREMIER EQUITIES FUND

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in TCW Artificial Intelligence Equity Fund and / or TCW New America Premier Equities Fund. We are requesting your immediate response by March 21, 2024. This pertains to an important matter for your investment.

It is very important that we speak to you regarding this matter.

Please contact us toll-free at (877) 283-0321 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 5:00 p.m. Eastern Time.

There is no confidential information required and the call will only take a few moments of your time.

Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

/s/ Peter Davidson
Peter Davidson
Vice President and Secretary
TCW Funds, Inc.

INVESTOR PROFILE

Investor ID: XXXXXXXX

Shares Held:

 OFFICIAL BUSINESS    This document relates to an investment you own in TCW Artificial Intelligence Equity Fund and / or TCW New America Premier Equities Fund